Exhibit 99.2 Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Weyerhaeuser Company:
We consent to the incorporation by reference in the registration statements (Nos. 333-84127, 333-66412, 333-72356, and 333-104752 on Form S-3; Nos. 333-82376 and 333-86232 on Form S-4; and Nos. 333-140996, 333-74311, 333-89925, 333-53010, 333-86114, 333-113422, and 333-119184 on Form S-8) of Weyerhaeuser Company and subsidiaries of our report dated February 27, 2007, except as to notes 22, 27, 28 and 29, which are as of September 11, 2007, with respect to the consolidated balance sheet of Weyerhaeuser Company and subsidiaries as of December 31, 2006, and December 25, 2005, and the related consolidated statements of earnings, cash flows and shareholders’ interest and comprehensive income for each of the years in the three-year period ended December 31, 2006, which report appears in the Form 8-K of Weyerhaeuser Company and subsidiaries dated September 11, 2007.
Our report refers to the adoption by Weyerhaeuser Company and subsidiaries of the provision of Financial Acccounting Standards Board Interpretation No. 46 (revised December 2003), Consolidatation of Variable Interest Entities, in 2004 and the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R), in 2006.
/s/ KPMG LLP

Seattle, Washington
September 11, 2007